UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Allonge to Negotiable Promissory Note dated July 29, 2014 from Agrinatural Gas, LLC

On March 30, 2015, Heron Lake BioEnergy, LLC (the "Company") entered into an allonge (the “Allonge”) to the negotiable promissory note dated July 29, 2014 (the "Note") with Agrinatural Gas, LLC ("Agrinatural"), our majority owned subsidiary. Agrinatural is a pipeline company formed to construct, own, and operate a natural gas pipeline that provides natural gas to the Company’s ethanol plant through a connection with the natural gas pipeline facilities of Northern Border Pipeline Company in Cottonwood County, Minnesota. The Company owns 73% of Agrinatural through the Company’s wholly-owned subsidiary HLBE Pipeline Company, LLC. The remaining 27% is owned by Rural Energy Solutions, LLC ("RES").

The Allonge is an integral part of the Note, and the related loan agreement, security agreement, and collateral assignment between the Agrinatural and the Company, all of which were dated July 29, 2014, and the guaranty of RES dated July 29, 2014 (as amended and modified from time to time, collectively referred to as the “Original Agrinatural Credit Facility”). Under the terms of the Original Agrinatural Credit Facility, the Company extended to Agrinatural a five-year term loan in the principal amount of $3.05 million.

Under the terms of the Allonge, the Company and Agrinatural agreed to amend the terms of the Note as follows:

•	the principal amount of Note was increased from $3.05 million to approximately $3.06 million;

•
the commencement of monthly principal repayment was deferred from January 1, 2015 to May 1, 2015 and the amount of the monthly principal repayment was decreased from approximately $51,000 to $36,000 per month plus interest;

•	the maturity date of the Note was shortened from December 1, 2019 to May 1, 2019.

Interest on the Original Agrinatural Credit Facility continues to be due and payable on a monthly basis. Except as otherwise set forth in the Allonge, all of the terms and conditions contained in the Original Agrinatural Credit Facility remain in full force and effect. The foregoing is only a summary of the material terms of the Allonge and does not purport to be complete and is subject to and qualified in its entirety by reference to such agreement, attached hereto as Exhibit 10.1. The Company previously filed a Form 8-K reporting the entry into the Original Agrinatural Credit Facility on August 11, 2014.

Additional Loan Agreement with Agrinatural Gas, LLC

On March 30, 2015, the Company entered into a new loan agreement, new negotiable promissory note, new security agreement, and new collateral assignment with Agrinatural ( all of which were dated March 30, 2015) to provide an additional credit facility to Agrinatural (the “Additional Agrinatural Credit Facility”).

Under the Additional Agrinatural Credit Facility, the Company agreed to make an additional four-year term loan in the principal amount of $3.5 million to Agrinatural to repay Agrinatural's outstanding trade accounts payable and provide working capital. Interest on the new term loan accrues at a variable rate equal to the One-Month LIBOR rate plus 4.0% subject to weekly adjustment, with the interest rate capped and not to exceed 6.0% per annum.  Commencing May 1, 2015, principal of the new term loan shall be payable in equal monthly installments of $41,667.67, plus accrued interest, on the first day of each month though April 1, 2019. The entire principal balance and accrued and unpaid interest on the term loan is due and payable in full on the maturity date of May 1, 2019.  Prior to May 1, 2015, Agrinatural is required to pay only monthly interest on the new term loan by the first day of each month.

The loan agreement contains customary financial and non-financial affirmative covenants and negative covenants for loans of this type and size.  The financial covenants include (i) maintenance of at least $400,000 in working capital, measured monthly on a unconsolidated basis beginning on March 1, 2015; and (ii) maintenance of an debt service coverage ratio of not less than 1.50 to 1.00 at the end of fiscal year 2015 and for each fiscal year thereafter of not less 1.20 to 1.00.  Additionally, Agrinatural is limited to annual capital expenditures of $100,000 without prior written consent of the Company, except for the $350,000 of previously committed capital expenditures in calendar year 2015. The loan agreement also prohibits Agrinatural from making distributions to its members without the prior approval of the Company; provided that Agrinatural may make distributions in an amount up to $300,000 to cover estimated tax obligations of the members due to taxable profits of Agrinatural. The loan agreement also limits the amount of payments that may be made on debt owed Swan Engineering, Inc., a related party and part owner of RES, for services previously provided by Swan Engineering to Agrinatural pursuant to the Project Management Agreement between Swan Engineering and Agrinatural.

The loan agreement provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the loan agreement; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. If any event of default occurs, the unpaid principal balance and accrued interest on the Term Loan will become immediately due and payable.

In exchange for the Additional Agrinatural Credit Facility, Agrinatural executed a security agreement granting the Company a first lien security interest in all of Agrinatural's equipment and assets and a collateral assignment assigning the Company all of Agrinatural's interests in its contracts, leases, easements and other agreements. In addition, RES executed a guarantee under which RES guaranteed full payment and performance of 27% of Agrinatural's obligations to the Company.

The foregoing summaries of the material terms of the loan agreement, negotiable promissory note, security agreement, collateral assignment and guaranty comprising the Additional Agrinatural Credit Facility do not purport to be complete and are subject to and qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6, respectively.

Agrinatural Restructure Agreement

On March 30, 2015, Agrinatural Gas entered into a restructure agreement with Swan Engineering, Inc. Pursuant to the restructure agreement, Mychael Swan, the principal of Swan Engineering, resigned as the CEO of Agrinatural effective as January 10, 2014. Mr. Swan shall continue to serve as the chairman of the Agrinatural board of directors. Additionally, pursuant to the restructure agreement, the parties agreed to reduce the monthly fee paid by Agrinatural to Swan Engineering for day-to-day management services under the Natural Gas Local Distribution Company Management and Operating Agreement dated July 8, 2011 from $6,000 per month to $2,500 per month.

The foregoing summary of the restructure agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.7.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 25, 2015, the Company held its 2015 Annual Meeting of Members (the “Annual Meeting”). The only matter voted upon by the members at the Annual Meeting was the election of two governors to serve for a term of three years, or until their respective successors have been elected and qualified or their earlier death, resignation or removal. The two governors whose term expired at the Annual Meeting were David Woestehoff and Doug Schmitz.

At least fifty percent of the outstanding units needed to be represented at the Annual Meeting in order for there to be a quorum. As of the record date for the Annual Meeting there was an aggregate total of 77,896,119 units issued, outstanding and entitled to vote at the Annual Meeting, of which 59,765,787 units or 76.7% were present either in person or by proxy. As a result, a quorum was present to conduct business at the Annual Meeting.

The following describes the matters considered by the Company’s members at the Annual Meeting, as well as the final results of the votes cast at the meeting. Votes were solicited in person and by proxy.

Under the Company’s member control agreement, the Class A units and the Class B units are identical with respect to voting rights and privileges. Therefore, the Class A units and Class B units vote collectively as a single class. However, units held by appointing members, and such appointing member's affiliates, are not entitled to vote for the election of governors. Therefore, of the total units present in person or by proxy at the meeting, 20,344,838 units were entitled to vote on Proposal 1 and the two nominees receiving the greatest number of votes would be elected to fill the two governor positions; provided, that each receives an affirmative vote of members holding at least a majority of the units present, in person or proxy.

There were three nominees for the two governor positions: David Woestehoff, Doug Schmitz and Gregory L. Grossbach. The votes for the nominee governors were as follows:

Name	Votes For
David Woestehoff	16,000,888
Doug Schmitz	17,785,063
Gregory L. Grossbach	2,554,900

As a result, Mr. Woestehoff and Mr. Schmitz were re-elected as governors of the Company to each serve a three-year term expiring at the 2018 Annual Meeting or until their respective successors have been elected and qualified or their earlier death, resignation or removal.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a)	None.
(b)	None.
(c)	None.
(d)	Exhibits
	10.1	Allonge Agreement dated March 30, 2015 by and between Agrinatural Gas, LLC, and Heron Lake BioEnergy, LLC
	10.2	Loan Agreement dated March 30, 2015 by and between Agrinatural Gas, LLC, and Heron Lake BioEnergy, LLC
	10.3	Promissory Note dated March 30, 2015 between Heron Lake BioEnergy, LLC, as Holder, and Agrinatural Gas, LLC, as Borrower
	10.4	Security Agreement dated March 30, 2015 by and between Agrinatural Gas, LLC, and Heron Lake BioEnergy, LLC
	10.5	Collateral Assignment dated March 30, 2015 by and between Agrinatural Gas, LLC, and Heron Lake BioEnergy, LLC
	10.6	Guaranty dated March 30, 2015 by Rural Energy Solutions, LLC, guarantor, in favor of Heron Lake BioEnergy, LLC
	10.7	Restructure Agreement dated March 30, 2015 by and between Agrinatural Gas, LLC and Swan Engineering, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: March 30, 2015	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer